Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

THIRD QUARTER 2023 FINANCIAL RESULTS

ROLLING MEADOWS, IL, October 26, 2023 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter ended September 30, 2023. Management will host a webcast conference call to discuss these results on Thursday, October 26, 2023 at 5:15 p.m. ET/4:15 p.m. CT. To listen to the call, and for printer-friendly formats of this release and the “CFO Commentary” and “Supplemental Quarterly Data,” which may also be referenced during the call, please visit ajg.com/IR. These documents contain both GAAP and non-GAAP measures. Investors and other users of this information should read carefully the section entitled “Information Regarding Non-GAAP Measures” beginning on page 9.

Summary of Financial Results - Third Quarter
	Revenues Before						Diluted Net Earnings
	Reimbursements		Net Earnings (Loss)		EBITDAC		(Loss) Per Share
Segment	3rd Q 23	3rd Q 22	3rd Q 23	3rd Q 22	3rd Q 23	3rd Q 22	3rd Q 23	3rd Q 22
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$2,122.1	$1,736.2	$339.0	$282.5	$611.5	$488.5	$1.53	$1.31
Net (gains) losses on divestitures	(0.4)	1.3	(0.3)	1.0	(0.4)	1.3	—	—
Acquisition integration	—	—	43.0	30.3	57.1	39.5	0.20	0.14
Workforce and lease termination	—	—	5.4	4.5	7.1	6.8	0.02	0.02
Acquisition related adjustments	—	—	(5.8)	(8.8)	12.7	24.2	(0.03)	(0.04)
Amortization of intangible assets	—	—	95.8	85.3	—	—	0.43	0.40
Effective income tax rate impact	—	—	—	(5.5)	—	—	—	(0.03)
Levelized foreign currency translation	—	16.1	—	(2.2)	—	(1.2)	—	(0.01)

Brokerage, as adjusted *	2,121.7	1,753.6	477.1	387.1	688.0	559.1	2.15	1.79

Risk Management, as reported	331.0	275.5	41.5	26.9	66.8	47.3	0.19	0.13
Net (gains) on divestitures	(0.1)	—	(0.1)	—	(0.1)	—	—	—
Acquisition integration	—	—	—	0.5	—	0.6	—	—
Workforce and lease termination	—	—	0.6	1.7	0.8	2.2	—	0.01
Acquisition related adjustments	—	—	0.1	0.1	0.1	0.1	—	—
Amortization of intangible assets	—	—	1.2	1.0	—	—	0.01	—
Levelized foreign currency translation	—	(0.3)	—	—	—	—	—	—

Risk Management, as adjusted *	330.9	275.2	43.3	30.2	67.6	50.2	0.20	0.14

Corporate, as reported	0.5	0.3	(97.3)	(53.1)	(72.2)	(27.1)	(0.44)	(0.25)
Transaction-related costs	—	—	1.9	5.9	2.6	6.3	0.01	0.03
Legal and tax related	—	—	17.8	(7.0)	20.5	—	0.08	(0.03)

Corporate, as adjusted *	0.5	0.3	(77.6)	(54.2)	(49.1)	(20.8)	(0.35)	(0.25)

Total Company, as reported	$2,453.6	$2,012.0	$283.2	$256.3	$606.1	$508.7	$1.28	$1.19

Total Company, as adjusted *	$2,453.1	$2,029.1	$442.8	$363.1	$706.5	$588.5	$2.00	$1.68

Total Brokerage & Risk Management, as reported	$2,453.1	$2,011.7	$380.5	$309.4	$678.3	$535.8	$1.72	$1.44

Total Brokerage & Risk Management, as adjusted *	$2,452.6	$2,028.8	$520.4	$417.3	$755.6	$609.3	$2.35	$1.93

*

For third quarter 2023, the pretax impact of the Brokerage segment adjustments totals $183.4 million, with a corresponding adjustment to the provision for income taxes of $45.3 million relating to these items. For third quarter 2023, the pretax impact of the Risk Management segment adjustments totals $2.3 million, with a corresponding adjustment to the provision for income taxes of $0.5 million relating to these items. For third quarter 2023, the pretax impact of the Corporate segment adjustments totals $23.1 million, with a corresponding adjustment to the benefit for income taxes of $3.4 million relating to these items and the other tax items noted on page 7. A detailed reconciliation of the 2023 and 2022 provision (benefit) for income taxes is shown on pages 14 and 15.

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“We had an excellent third quarter,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “Our core brokerage and risk management segments combined posted 22% reported revenue growth, 10.5% organic revenue growth, a 15.5% reported net earnings margin, and we improved our adjusted EBITDAC margin by 78 basis points. Also during the quarter, we completed 12 new mergers with approximately $57 million of estimated annualized revenue.

“Third quarter global insurance renewal premiums were up 10%, at the high end of the 8 to 10% renewal premium change we were seeing throughout 2022 and early 2023. During the third quarter, and so far during fourth quarter, our data on mid-term policy endorsements, policy cancellations and claim counts is not indicating a slow-down in our customers’ business activity.

“Looking ahead, our growth opportunities are immense. And with continued insurance and reinsurance price increases, economic growth, increasing geopolitical tensions, and a growing appreciation for risk, I believe our team is in a great position to provide our clients with superior insurance and risk management solutions.

“I am very pleased with our third quarter performance and excited about our long-term growth prospects!”

Summary of Financial Results - Nine-Months ended September 30,
	Revenues Before						Diluted Net Earnings
	Reimbursements		Net Earnings (Loss)		EBITDAC		(Loss) Per Share
Segment	9 Mths 23	9 Mths 22	9 Mths 23	9 Mths 22	9 Mths 23	9 Mths 22	9 Mths 23	9 Mths 22
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$6,585.7	$5,599.5	$1,144.6	$1,058.5	$2,055.9	$1,781.6	$5.21	$4.92
Net (gains) on divestitures	(5.6)	(2.9)	(4.3)	(2.4)	(5.6)	(2.9)	(0.02)	(0.01)
Acquisition integration	—	—	133.9	97.9	176.4	122.3	0.61	0.46
Workforce and lease termination	—	—	40.9	19.1	54.1	21.1	0.19	0.09
Acquisition related adjustments	—	—	20.5	(27.2)	34.9	37.7	0.09	(0.13)
Amortization of intangible assets	—	—	285.1	254.1	—	—	1.30	1.19
Effective income tax rate impact	—	—	—	(20.5)	—	—	—	(0.10)
Levelized foreign currency translation	—	(42.0)	—	(14.5)	—	(19.9)	—	(0.07)

Brokerage, as adjusted *	6,580.1	5,554.6	1,620.7	1,365.0	2,315.7	1,939.9	7.38	6.35

Risk Management, as reported	947.2	802.0	111.7	79.4	183.2	140.0	0.51	0.37
Net (gains) on divestitures	(0.3)	—	(0.3)	—	(0.3)	—	—	—
Acquisition integration	—	—	0.5	1.4	0.8	1.8	—	0.01
Workforce and lease termination	—	—	1.8	2.8	2.4	3.6	0.01	0.01
Acquisition related adjustments	—	—	0.3	(1.1)	0.3	0.3	—	(0.01)
Amortization of intangible assets	—	—	3.3	3.4	—	—	0.02	0.02
Levelized foreign currency translation	—	(5.5)	—	(1.0)	—	(1.2)	—	—

Risk Management, as adjusted *	946.9	796.5	117.3	84.9	186.4	144.5	0.54	0.40

Corporate, as reported	0.5	23.4	(250.7)	(157.4)	(197.8)	(107.2)	(1.14)	(0.72)
Transaction-related costs	—	—	7.6	25.6	10.2	27.7	0.03	0.11
Legal and tax related	—	—	22.8	(19.0)	26.0	—	0.11	(0.09)

Corporate, as adjusted *	0.5	23.4	(220.3)	(150.8)	(161.6)	(79.5)	(1.00)	(0.70)

Total Company, as reported	$7,533.4	$6,424.9	$1,005.6	$980.5	$2,041.3	$1,814.4	$4.58	$4.57

Total Company, as adjusted *	$7,527.5	$6,374.5	$1,517.7	$1,299.1	$2,340.5	$2,004.9	$6.92	$6.05

Total Brokerage & Risk Management, as reported	$7,532.9	$6,401.5	$1,256.3	$1,137.9	$2,239.1	$1,921.6	$5.72	$5.29

Total Brokerage & Risk Management, as adjusted *	$7,527.0	$6,351.1	$1,738.0	$1,449.9	$2,502.1	$2,084.4	$7.92	$6.75

*

For the nine-month period ended September 30, 2023, the pretax impact of the Brokerage segment adjustments totals $632.5 million, with a corresponding adjustment to the provision for income taxes of $156.4 million relating to these items. For the nine-month period ended September 30, 2023, the pretax impact of the Risk Management segment adjustments totals $7.7 million, with a corresponding adjustment to the provision for income taxes of $2.1 million relating to these items. For the nine-month period ended September 30, 2023, the pretax impact of the Corporate segment adjustments totals $36.2 million, with a corresponding adjustment to the benefit for income taxes of $5.8 million relating to these items and the other tax items noted on page 7. A detailed reconciliation of the 2023 and 2022 provision (benefit) for income taxes is shown on pages 14 and 15.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	3rd Q 2023	3rd Q 2022	9 Mths 2023	9 Mths 2022
Base Commissions and Fees
Commissions and fees, as reported	$1,904.2	$1,582.9	$5,953.2	$5,146.1
Less commissions and fees from acquisitions	(152.3)	—	(356.7)	—
Levelized foreign currency translation	—	15.7	—	(36.9)

Organic base commissions and fees	$1,751.9	$1,598.6	$5,596.5	$5,109.2

Organic change in base commissions and fees	9.6%		9.5%

Supplemental Revenues
Supplemental revenues, as reported	$70.8	$64.7	$223.6	$204.7
Less supplemental revenues from acquisitions	(0.8)	—	(3.1)	—
Levelized foreign currency translation	—	0.8	—	(1.2)

Organic supplemental revenues	$70.0	$65.5	$220.5	$203.5

Organic change in supplemental revenues	6.9%		8.4%

Contingent Revenues
Contingent revenues, as reported	$53.9	$52.4	$179.9	$167.1
Less contingent revenues from acquisitions	0.1	—	(5.8)	—
Levelized foreign currency translation	—	0.2	—	(1.0)

Organic contingent revenues	$54.0	$52.6	$174.1	$166.1

Organic change in contingent revenues	2.7%		4.8%

Total reported commissions, fees, supplemental revenues and contingent revenues	$2,028.9	$1,700.0	$6,356.7	$5,517.9
Less commissions, fees, supplemental revenues and contingent revenues from acquisitions	(153.0)	—	(365.6)	—
Levelized foreign currency translation	—	16.7	—	(39.1)

Total organic commissions, fees, supplemental revenues and contingent revenues	$1,875.9	$1,716.7	$5,991.1	$5,478.8

Total organic change	9.3%		9.4%

Acquisition Activity	3rd Q 2023	3rd Q 2022	9 Mths 2023	9 Mths 2022
Number of acquisitions closed *	12	6	37	19
Estimated annualized revenues acquired (in millions)	$57.2	$20.4	$475.3	$102.7

*	In the third quarter of 2023, Gallagher issued 103,000 shares of its common stock directly to sellers in connection with tax-free exchange acquisitions.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Compensation Expense and Ratios			3rd Q 2023	3rd Q 2022	9 Mths 2023	9 Mths 2022
Compensation expense, as reported			$1,189.7	$985.8	$3,592.2	$3,061.4
Acquisition integration			(32.6)	(25.7)	(105.2)	(81.5)
Workforce and lease termination related charges			(5.7)	(4.4)	(48.3)	(15.9)
Acquisition related adjustments			(12.7)	(24.2)	(34.9)	(37.7)
Levelized foreign currency translation			—	12.1	—	(22.5)

Compensation expense, as adjusted			$1,138.7	$943.6	$3,403.8	$2,903.8

Reported compensation expense ratios using reported revenues on pages 1 and 2	*		56.1%	56.8%	54.6%	54.7%

Adjusted compensation expense ratios using adjusted revenues on pages 1 and 2	*	*	53.7%	53.8%	51.7%	52.3%

*

Reported third quarter 2023 compensation ratio was 0.7 pts lower than third quarter 2022. This ratio was primarily impacted by savings related to headcount controls, lower acquisition earnout related adjustments, and movements in foreign exchange rates, partially offset by certain acquisitions closed in 2023 that run a higher compensation ratio.

**

Adjusted third quarter 2023 compensation ratio was 0.1 pts lower than third quarter 2022. This ratio was primarily impacted by savings related to headcount controls, partially offset by certain acquisitions closed in 2023 that run a higher compensation ratio.

Operating Expense and Ratios			3rd Q 2023	3rd Q 2022	9 Mths 2023	9 Mths 2022
Operating expense, as reported			$320.9	$261.9	$937.6	$756.5
Acquisition integration			(24.5)	(13.8)	(71.2)	(40.8)
Workforce and lease termination related charges			(1.4)	(2.4)	(5.8)	(5.2)
Levelized foreign currency translation			—	5.2	—	0.4

Operating expense, as adjusted			$295.0	$250.9	$860.6	$710.9

Reported operating expense ratios using reported revenues on pages 1 and 2	*		15.1%	15.1%	14.2%	13.5%

Adjusted operating expense ratios using adjusted revenues on pages 1 and 2	*	*	13.9%	14.3%	13.1%	12.8%

*

Reported third quarter 2023 operating expense ratio was flat compared to third quarter 2022. This ratio was primarily impacted by savings in real estate expenses related to office consolidations, lower business insurance costs, as well as movements in foreign exchange rates, offset by higher integration costs.

**

Adjusted third quarter 2023 operating expense ratio was 0.4 pts lower than third quarter 2022. This ratio was primarily impacted by savings in real estate expenses related to office consolidations and lower business insurance costs.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Net Earnings to Adjusted EBITDAC (Non-GAAP)	3rd Q 2023	3rd Q 2022	9 Mths 2023	9 Mths 2022
Net earnings, as reported	$339.0	$282.5	$1,144.6	$1,058.5
Provision for income taxes	115.0	88.2	390.8	341.5
Depreciation	32.9	23.1	91.4	76.7
Amortization	127.2	111.1	380.8	332.8
Change in estimated acquisition earnout payables	(2.6)	(16.4)	48.3	(27.9)

EBITDAC	611.5	488.5	2,055.9	1,781.6
Net (gains) losses on divestitures	(0.4)	1.3	(5.6)	(2.9)
Acquisition integration	57.1	39.5	176.4	122.3
Workforce and lease termination related charges	7.1	6.8	54.1	21.1
Acquisition related adjustments	12.7	24.2	34.9	37.7
Levelized foreign currency translation	—	(1.2)	—	(19.9)

EBITDAC, as adjusted	$688.0	$559.1	$2,315.7	$1,939.9

Net earnings margin, as reported using reported revenues on pages 1 and 2	16.0%	16.3%	17.4%	18.9%

EBITDAC margin, as adjusted using adjusted revenues on pages 1 and 2	32.4%	31.9%	35.2%	34.9%

Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	3rd Q 2023	3rd Q 2022	9 Mths 2023	9 Mths 2022
Fees	$322.0	$272.4	$917.4	$789.8
International performance bonus fees	1.1	2.9	10.7	11.8

Fees as reported	323.1	275.3	928.1	801.6
Less fees from acquisitions	—	—	(1.4)	—
Less divested operations	—	(0.9)	—	(2.6)
Levelized foreign currency translation	—	(0.3)	—	(5.4)

Organic fees	$323.1	$274.1	$926.7	$793.6

Organic change in fees	17.9%		16.8%

Acquisition Activity	3rd Q 2023	3rd Q 2022	9 Mths 2023	9 Mths 2022
Number of acquisitions closed	—	—	—	1
Estimated annualized revenues acquired (in millions)	$—	$—	$—	$2.5

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Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Compensation Expense and Ratios		3rd Q 2023	3rd Q 2022	9 Mths 2023	9 Mths 2022
Compensation expense, as reported		$199.2	$169.3	$569.3	$487.1
Acquisition integration		—	(0.3)	(0.8)	(0.3)
Workforce and lease termination related charges		(0.5)	(0.7)	(1.4)	(1.5)
Acquisition related adjustments		(0.1)	(0.1)	(0.3)	(0.3)
Levelized foreign currency translation		—	(0.3)	—	(3.5)

Compensation expense, as adjusted		$198.6	$167.9	$566.8	$481.5

Reported compensation expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*	60.2%	61.5%	60.1%	60.7%

Adjusted compensation expense ratios using adjusted revenues (before reimbursements) on pages 1 and 2	*	60.0%	61.0%	59.9%	60.5%

*

Reported third quarter 2023 compensation ratio was 1.3 pts lower than third quarter 2022. Adjusted third quarter 2023 compensation ratio was 1.0 pts lower than third quarter 2022. Both ratios were impacted by savings related to headcount controls.

Operating Expense and Ratios			3rd Q 2023	3rd Q 2022	9 Mths 2023	9 Mths 2022
Operating expense, as reported			$65.0	$58.9	$194.7	$174.9
Workforce and lease termination related charges			(0.3)	(1.5)	(1.0)	(2.1)
Acquisition integration			—	(0.3)	—	(1.5)
Levelized foreign currency translation			—	—	—	(0.8)

Operating expense, as adjusted			$64.7	$57.1	$193.7	$170.5

Reported operating expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*		19.6%	21.4%	20.6%	21.8%

Adjusted operating expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*	*	19.6%	20.8%	20.5%	21.4%

*

Reported third quarter 2023 operating expense ratio was 1.8 pts lower than third quarter 2022. This ratio was primarily impacted by savings across multiple categories, including professional fees, technology expenses, lease termination charges, and real estate expenses related to office consolidations.

**

Adjusted third quarter 2023 operating expense ratio was 1.2 pts lower than third quarter 2022. This ratio was primarily impacted by savings across multiple categories, including professional fees, technology expenses, and real estate expenses related to office consolidations.

Net Earnings to Adjusted EBITDAC (Non-GAAP)	3rd Q 2023	3rd Q 2022	9 Mths 2023	9 Mths 2022
Net earnings, as reported	$41.5	$26.9	$111.7	$79.4
Provision for income taxes	14.9	9.7	40.1	28.3
Depreciation	8.8	9.0	26.5	28.8
Amortization	1.5	1.5	4.5	4.7
Change in estimated acquisition earnout payables	0.1	0.2	0.4	(1.2)

EBITDAC	66.8	47.3	183.2	140.0
Net (gains) on divestitures	(0.1)	—	(0.3)	—
Acquisition integration	—	0.6	0.8	1.8
Workforce and lease termination related charges	0.8	2.2	2.4	3.6
Acquisition related adjustments	0.1	0.1	0.3	0.3
Levelized foreign currency translation	—	—	—	(1.2)

EBITDAC, as adjusted	$67.6	$50.2	$186.4	$144.5

Net earnings margin, as reported using reported revenues (before reimbursements) on pages 1 and 2	12.5%	9.8%	11.8%	9.9%

EBITDAC margin, as adjusted using adjusted revenues (before reimbursements) on pages 1 and 2	20.4%	18.2%	19.7%	18.1%

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Corporate Segment Reported GAAP Information (dollars in millions):

	2023			2022
			Net Earnings			Net Earnings
			(Loss)			(Loss)
		Income	Attributable to		Income	Attributable to
	Pretax	Tax	Controlling	Pretax	Tax	Controlling
	Loss	Benefit	Interests	Loss	Benefit	Interests
3rd Quarter
Components of Corporate Segment, as reported
Interest and banking costs	$(73.4)	$19.1	$(54.3)	$(65.0)	$16.9	$(48.1)
Clean energy related (1)	(3.4)	0.9	(2.5)	(3.0)	0.8	(2.2)
Acquisition costs (2)	(7.2)	1.1	(6.1)	(8.6)	0.6	(8.0)
Corporate (3) (4)	(61.7)	27.9	(33.8)	(15.0)	20.9	5.9

Reported 3rd quarter	(145.7)	49.0	(96.7)	(91.6)	39.2	(52.4)
Adjustments
Transaction-related costs (2)	2.6	(0.7)	1.9	6.3	(0.4)	5.9
Legal and tax related (3)	20.5	(2.7)	17.8	—	(7.0)	(7.0)

Components of Corporate Segment, as adjusted
Interest and banking costs	(73.4)	19.1	(54.3)	(65.0)	16.9	(48.1)
Clean energy related (1)	(3.4)	0.9	(2.5)	(3.0)	0.8	(2.2)
Acquisition costs	(4.6)	0.4	(4.2)	(2.3)	0.2	(2.1)
Corporate (4)	(41.2)	25.2	(16.0)	(15.0)	13.9	(1.1)

Adjusted 3rd quarter	$(122.6)	$45.6	$(77.0)	$(85.3)	$31.8	$(53.5)

Nine months
Components of Corporate Segment, as reported
Interest and banking costs	$(220.6)	$57.4	$(163.2)	$(194.7)	$50.6	$(144.1)
Clean energy related (1)	(8.8)	2.3	(6.5)	(8.8)	2.3	(6.5)
Acquisition costs (2)	(23.6)	3.6	(20.0)	(34.4)	2.6	(31.8)
Corporate (3) (4)	(164.9)	105.9	(59.0)	(63.3)	89.8	26.5

Reported nine months	(417.9)	169.2	(248.7)	(301.2)	145.3	(155.9)
Adjustments
Transaction-related costs (2)	10.2	(2.6)	7.6	27.7	(2.1)	25.6
Legal and tax related (3)	26.0	(3.2)	22.8	—	(19.0)	(19.0)

Components of Corporate Segment, as adjusted
Interest and banking costs	(220.6)	57.4	(163.2)	(194.7)	50.6	(144.1)
Clean energy related (1)	(8.8)	2.3	(6.5)	(8.8)	2.3	(6.5)
Acquisition costs	(13.4)	1.0	(12.4)	(6.7)	0.5	(6.2)
Corporate (4)	(138.9)	102.7	(36.2)	(63.3)	70.8	7.5

Adjusted nine months	$(381.7)	$163.4	$(218.3)	$(273.5)	$124.2	$(149.3)

(1)

Pretax loss for the third quarter is presented net of amounts attributable to noncontrolling interests of $(0.6) million in 2023 and $(0.7) million in 2022. Pretax loss for the nine-months ended September 30, is presented net of amounts attributable to noncontrolling interests of $(2.0) million in 2023 and $(1.5) million in 2022.

(2)

Gallagher incurred transaction-related costs, which include legal, consulting, employee compensation and other professional fees primarily associated with its acquisition of the Willis Towers Watson treaty reinsurance brokerage operations (primarily related to deferred closings in certain jurisdictions in 2022) and the acquisition of Buck, which was signed on December 20, 2022 and closed on April 3, 2023.

(3)

Adjustments in third quarter 2023 include costs associated with legal and tax matters. Adjustments in third quarter 2022 include a net favorable U.K. tax impact related to earnout liability adjustments made in the quarter. Adjustments in second quarter 2022 include a one-time U.S. state tax benefit that resulted from legal entity restructuring and a favorable U.K. tax impact related to earnout liability adjustments. Adjustments in first quarter 2022 include a one-time benefit related to the revaluation of certain deferred income tax assets associated with Gallagher increasing its U.S. state effective income tax rate.

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(4)

Corporate pretax loss includes a net unrealized foreign exchange remeasurement gain of $1.4 million in third quarter 2023 and a net unrealized foreign exchange remeasurement gain of $16.8 million in third quarter 2022. Corporate pretax loss includes a net unrealized foreign exchange remeasurement loss of $(8.3) million in the nine-month period ended September 30, 2023 and a net unrealized foreign exchange remeasurement gain of $33.5 million in the nine-month period ended September 30, 2022.

Interest and banking costs and debt - At September 30, 2023, Gallagher had $2,550.0 million of borrowings from public debt, $3,948.0 million of borrowings from private placements and no borrowings under its line of credit facility. In addition, Gallagher had $279.0 million outstanding under a revolving loan facility that provides funding for premium finance receivables, which are fully collateralized by the underlying premiums held by insurance carriers, and as such are excluded from its debt covenant computations. As previously announced, on June 22, 2023, Gallagher entered into a new Credit Agreement that provides for a five-year unsecured revolving credit facility in the amount of $1.2 billion (including a $75.0 million letter of credit sub-facility). Gallagher may also, upon the agreement of the lenders, increase the commitments under the Credit Agreement up to $1.7 billion. Banking costs in third quarter 2023 and the nine-month period ended September 30, 2023 are consistent with the same periods in 2022.

Clean energy - For 2023, this consists of operating results related to Gallagher’s investments in new clean energy projects and the wind-up of its investments in clean coal production plants. The production of IRC Section 45 clean energy tax credits ceased in December 2021, which reduced the royalty income received by Chem-Mod LLC and net earnings generated by its investments in clean coal production plants in 2022. Even though the law governing IRC Section 45 tax credits expired as of December 31, 2021, Gallagher had some production at its clean coal production plants in the three-month period ended March 31, 2022 to run-off existing chemical supplies. Additional information regarding these results is available in the “CFO Commentary” at ajg.com/IR.

Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions. On occasion, Gallagher enters into forward currency hedges for the purchase price of committed, but not yet funded, acquisitions with funding requirements in currencies other than the U.S. dollar. The gains or losses, if any, associated with these hedge transactions are also included in acquisition costs.

Corporate - Consists of overhead allocations mostly related to corporate staff compensation, other corporate level activities, and net unrealized foreign exchange remeasurement. In addition, it includes the tax expense related to the partial taxation of foreign earnings, nondeductible executive compensation and entertainment expenses, the tax benefit from the vesting of employee equity awards, as well as other permanent or discrete tax items not reflected in the provision for income taxes in the Brokerage and Risk Management segments.

Income Taxes - Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher’s consolidated effective tax rate for the quarters ended September 30, 2023 and 2022 were 22.2% and 18.6%, respectively. In first quarter 2022, Gallagher increased its state effective income tax rate, which resulted in the overall U.S. effective income tax rate increasing from 25% to 26% and caused Gallagher to incur additional income tax expense during the quarter and recognized a one-time benefit related to the revaluation of certain deferred income tax assets to the higher income tax rate. In addition, in 2021, the U.K. government enacted tax legislation that increased the corporate income tax rate from 19% to 25% effective in April 2023.

Webcast Conference Call - Gallagher will host a webcast conference call on Thursday, October 26, 2023 at 5:15 p.m. ET/4:15 p.m. CT. To listen to this call, please go to ajg.com/IR. The call will be available for replay at such website for at least 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., a global insurance brokerage, risk management and consulting services firm, is headquartered in Rolling Meadows, Illinois. Gallagher provides these services in approximately 130 countries around the world through its owned operations and a network of correspondent brokers and consultants.

Change in Presentation of Fiduciary Assets and Liabilities in First Quarter 2023

In first quarter 2023, Gallagher changed the presentation of certain amounts and classifications in its consolidated balance sheet and statement of cash flows to identify and present fiduciary assets and liabilities and respective changes of these accounts in the balance sheet and statement of cash flows. These revisions also better reflect the cash flows associated with its operations. Lines for accounts receivable, fiduciary assets and fiduciary liabilities were added and lines for restricted cash, premiums and fees receivable and premiums payable to underwriting enterprises were removed. Gallagher made the applicable revisions and reclassifications to the December 31, 2022 balance sheet amounts included herein to conform to the current period presentation. These changes had no impact on the 2022 consolidated statement of earnings or December 31, 2022 stockholders’ equity.

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Information Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, anticipated future results or performance of any segment or Gallagher as a whole; statements regarding changes in our expenses in the next several quarters; the impact of foreign currency on its results; integration costs; workforce and lease termination costs; amortization of intangibles; depreciation; change in estimated earnout payables; effective tax rate; earnings from continuing operations attributable to noncontrolling interests; the premium rate environment and the state of insurance markets; and the economic environment.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in worldwide and national economic conditions, including the onset of a recession or economic downturn; inflation and related monetary policy responses, and failures of financial institutions and other counterparties; disasters or other business interruptions, including with respect to its operations in India; its actual acquisition opportunities and completed acquisitions, including closing risks related to pending acquisitions and that our estimate assumptions may prove incorrect; integration risks in its reinsurance brokerage and benefit consulting services businesses; geopolitical volatility, such as the war in Ukraine and the escalating conflict in the Middle East, trade wars or tariffs, political unrest in the U.S. or other countries around the world; such as a potential U.S. government shutdown; damage to its reputation due to negative perceptions or publicity, including those related to its ESG-related activities and compliance with increasingly complex climate-related regulations; its ability to apply technology, data analytics and artificial intelligence effectively and potential increased costs resulting from such activities; emerging risks related to the use of artificial intelligence in our business operations, including regulatory, data privacy and cybersecurity risks; heightened competition for talent and increased compensation costs; risks related to its international operations, such as those related to regulatory, tax, ESG and anti-corruption compliance; foreign exchange rates; cybersecurity-related risks; changes to data privacy and protection laws and regulations; changes in premium rates and in insurance markets generally; tax, environmental or other compliance risks related to its legacy clean energy investments; its inability to receive dividends or other distributions from subsidiaries; and changes in the insurance brokerage industry’s competitive landscape.

Please refer to Gallagher’s filings with the Securities and Exchange Commission, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, its subsequently filed Quarterly Reports on Form 10-Q for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share, as adjusted (adjusted EPS), adjusted revenue, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition or because they provide investors with measures that its chief operating decision maker uses when reviewing Gallagher’s performance. See further below for definitions and additional reasons each of these measures is useful to investors. Gallagher’s industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. As disclosed in its most recent Proxy Statement, Gallagher makes determinations regarding certain elements of executive officer incentive compensation, performance share awards and annual cash incentive awards, partly on the basis of measures related to adjusted EBITDAC.

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Adjusted Non-GAAP presentation - Gallagher believes that the adjusted non-GAAP presentations of the current and prior period information presented in this earnings release provide stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period. See pages 14 and 15 for a reconciliation of the adjustments made to income taxes.

•

Adjusted measures - Revenues (for the Brokerage segment), revenues before reimbursements (for the Risk Management segment), net earnings, compensation expense and operating expense, respectively, each adjusted to exclude the following, as applicable:

•

Net gains (losses) on divestitures, which are primarily net proceeds received related to sales of books of business and other divestiture transactions, such as the disposal of a business through sale or closure.

•

Acquisition integration costs, which include costs related to certain large acquisitions (including the acquisition of the Willis Towers Watson treaty reinsurance brokerage operations and the acquisition of Buck), outside the scope of the usual tuck-in strategy, not expected to occur on an ongoing basis in the future once Gallagher fully assimilates the applicable acquisition. These costs are typically associated with redundant workforce, compensation expense related to amortization of certain retention bonus arrangements, extra lease space, duplicate services and external costs incurred to assimilate the acquisition into our IT related systems.

•

Transaction-related costs, which primarily are associated with the acquisition of the Willis Towers Watson treaty reinsurance brokerage operations (primarily related to deferred closings in certain jurisdictions in 2022) and the acquisition of Buck. These include costs related to regulatory filings, legal and accounting services, insurance and incentive compensation.

•	Workforce related charges, which primarily include severance costs (either accrued or paid) related to employee terminations and other costs associated with redundant workforce.

•	Lease termination related charges, which primarily include costs related to terminations of real estate leases and abandonment of leased space.

•	Acquisition related adjustments, which include the change in estimated acquisition earnout payables adjustments and acquisition related compensation charges.

•

Amortization of intangible assets, which reflects the amortization of customer/expiration lists, non-compete agreements, trade names and other intangible assets acquired through Gallagher’s merger and acquisition strategy, the impact to amortization expense of acquisition valuation adjustments to these assets as well as non-cash impairment charges.

•

The impact of foreign currency translation, as applicable. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same period in the prior year.

•	Effective income tax rate impact, which levelizes the prior year for the change in current year tax rates.

•

Legal and tax related, which represents the impact of (a) adjustments in third quarter 2023 related to costs associated with legal and tax matters, (b) adjustments in second quarter 2023 related to additional U.K. income tax expense related to the non-deductibility of acquisition-related adjustments made in the quarter and costs associated with legal and tax matters (c) adjustments in second quarter 2022 related to a one-time U.S. state tax benefit that resulted from legal entity restructuring and a favorable U.K. tax impact related to earnout liability adjustments, and (d) adjustments in first quarter 2022 related to a one-time benefit related to the revaluation of certain deferred income tax assets associated with Gallagher increasing its U.S. state effective income tax rate.

•	Adjusted ratios - Adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Non-GAAP Earnings Measures

•

EBITDAC and EBITDAC margin - EBITDAC is net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables and EBITDAC margin is EBITDAC divided by total revenues (for the Brokerage segment) and revenues before reimbursements (for the Risk Management segment). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance for the overall business and provide a meaningful way to measure its financial performance on an ongoing basis.

•

EBITDAC, as Adjusted and EBITDAC Margin, as Adjusted - Adjusted EBITDAC is EBITDAC adjusted to exclude net gains on divestitures, acquisition integration costs, workforce related charges, lease termination related charges, acquisition related adjustments, transaction related costs, legal and tax related costs, and the period-over-period impact of foreign currency translation, as applicable, and Adjusted EBITDAC margin is Adjusted EBITDAC divided by total adjusted revenues (defined above). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance, and are also presented to improve the comparability of its results between periods by eliminating the impact of the items that have a high degree of variability.

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•

EPS, as Adjusted and Net Earnings, as Adjusted - Adjusted net earnings have been adjusted to exclude the after-tax impact of net gains on divestitures, acquisition integration costs, the impact of foreign currency translation, workforce related charges, lease termination related charges, acquisition related adjustments, transaction related costs, amortization of intangible assets, legal and tax related costs and effective income tax rate impact, as applicable. Adjusted EPS is Adjusted Net Earnings divided by diluted weighted average shares outstanding. This measure provides a meaningful representation of Gallagher’s operating performance (and as such should not be used as a measure of Gallagher’s liquidity), and for the overall business is also presented to improve the comparability of its results between periods by eliminating the impact of the items that have a high degree of variability.

Organic Revenues (a non-GAAP measure) - For the Brokerage segment, organic change in base commission and fee revenues, supplemental revenues and contingent revenues exclude the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations in each year presented. These revenues are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior period. In addition, organic change in base commission and fee revenues, supplemental revenues and contingent revenues excludes the period-over-period impact of foreign currency translation to improve the comparability of its results between periods. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations in each year presented. In addition, change in organic growth in fee revenues excludes the period-over-period impact of foreign currency translation to improve the comparability of its results between periods.

These revenue items are excluded from organic revenues in order to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond, as well as eliminating the impact of the items that have a high degree of variability. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this non-GAAP measure allows readers of its financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on pages 12 and 13), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on pages 1 and 2), for organic revenue measures (on pages 3 and 5, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 4, 5 and 6 respectively, for the Brokerage and Risk Management segments).

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 3rd Quarter September 30,

(Unaudited - in millions except per share, percentage and workforce data)

	3rd Q Ended	3rd Q Ended	9 Mths Ended	9 Mths Ended
Brokerage Segment	Sept 30, 2023	Sept 30, 2022	Sept 30, 2023	Sept 30, 2022
Commissions	$1,381.2	$1,186.9	$4,539.0	$4,034.6
Fees	523.0	396.0	1,414.2	1,111.5
Supplemental revenues	70.8	64.7	223.6	204.7
Contingent revenues	53.9	52.4	179.9	167.1
Investment income and net gains (losses) on divestitures	93.2	36.2	229.0	81.6

Total revenues	2,122.1	1,736.2	6,585.7	5,599.5

Compensation	1,189.7	985.8	3,592.2	3,061.4
Operating	320.9	261.9	937.6	756.5
Depreciation	32.9	23.1	91.4	76.7
Amortization	127.2	111.1	380.8	332.8
Change in estimated acquisition earnout payables	(2.6)	(16.4)	48.3	(27.9)

Expenses	1,668.1	1,365.5	5,050.3	4,199.5

Earnings before income taxes	454.0	370.7	1,535.4	1,400.0
Provision for income taxes	115.0	88.2	390.8	341.5

Net earnings	339.0	282.5	1,144.6	1,058.5
Net earnings attributable to noncontrolling interests	3.1	1.2	5.9	3.3

Net earnings attributable to controlling interests	$335.9	$281.3	$1,138.7	$1,055.2

EBITDAC
Net earnings	$339.0	$282.5	$1,144.6	$1,058.5
Provision for income taxes	115.0	88.2	390.8	341.5
Depreciation	32.9	23.1	91.4	76.7
Amortization	127.2	111.1	380.8	332.8
Change in estimated acquisition earnout payables	(2.6)	(16.4)	48.3	(27.9)

EBITDAC	$611.5	$488.5	$2,055.9	$1,781.6

	3rd Q Ended	3rd Q Ended	9 Mths Ended	9 Mths Ended
Risk Management Segment	Sept 30, 2023	Sept 30, 2022	Sept 30, 2023	Sept 30, 2022
Fees	$323.1	$275.3	$928.1	$801.6
Investment income and net gains (losses) on divestitures	7.9	0.2	19.1	0.4

Revenues before reimbursements	331.0	275.5	947.2	802.0
Reimbursements	38.4	32.0	106.6	97.4

Total revenues	369.4	307.5	1,053.8	899.4

Compensation	199.2	169.3	569.3	487.1
Operating	65.0	58.9	194.7	174.9
Reimbursements	38.4	32.0	106.6	97.4
Depreciation	8.8	9.0	26.5	28.8
Amortization	1.5	1.5	4.5	4.7
Change in estimated acquisition earnout payables	0.1	0.2	0.4	(1.2)

Expenses	313.0	270.9	902.0	791.7

Earnings before income taxes	56.4	36.6	151.8	107.7
Provision for income taxes	14.9	9.7	40.1	28.3

Net earnings	41.5	26.9	111.7	79.4
Net earnings attributable to noncontrolling interests	—	—	—	—

Net earnings attributable to controlling interests	$41.5	$26.9	$111.7	$79.4

EBITDAC
Net earnings	$41.5	$26.9	$111.7	$79.4
Provision for income taxes	14.9	9.7	40.1	28.3
Depreciation	8.8	9.0	26.5	28.8
Amortization	1.5	1.5	4.5	4.7
Change in estimated acquisition earnout payables	0.1	0.2	0.4	(1.2)

EBITDAC	$66.8	$47.3	$183.2	$140.0

See “Information Regarding Non-GAAP Measures” beginning on page 9 of 15.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 3rd Quarter Ended Sept 30,

(Unaudited - in millions except share and per share data)

	3rd Q Ended	3rd Q Ended	9 Mths Ended	9 Mths Ended
Corporate Segment	Sept 30, 2023	Sept 30, 2022	Sept 30, 2023	Sept 30, 2022
Revenues from consolidated clean coal facilities	$—	$—	$—	$22.3
Royalty income from clean coal licenses	—	—	—	0.7
Other income	0.5	0.3	0.5	0.4

Total revenues	0.5	0.3	0.5	23.4

Cost of revenues from consolidated clean coal facilities	—	—	—	22.9
Compensation	35.6	26.7	91.5	76.4
Operating	37.1	0.7	106.8	31.3
Interest	72.8	64.4	218.5	192.9
Depreciation	1.3	0.8	3.6	2.6

Expenses	146.8	92.6	420.4	326.1

Loss before income taxes	(146.3)	(92.3)	(419.9)	(302.7)
Benefit for income taxes	(49.0)	(39.2)	(169.2)	(145.3)

Net loss	(97.3)	(53.1)	(250.7)	(157.4)
Net loss attributable to noncontrolling interests	(0.6)	(0.7)	(2.0)	(1.5)

Net loss attributable to controlling interests	$(96.7)	$(52.4)	$(248.7)	$(155.9)

EBITDAC
Net loss	$(97.3)	$(53.1)	$(250.7)	$(157.4)
Benefit for income taxes	(49.0)	(39.2)	(169.2)	(145.3)
Interest	72.8	64.4	218.5	192.9
Depreciation	1.3	0.8	3.6	2.6

EBITDAC	$(72.2)	$(27.1)	$(197.8)	$(107.2)

	3rd Q Ended	3rd Q Ended	9 Mths Ended	9 Mths Ended
Total Company	Sept 30, 2023	Sept 30, 2022	Sept 30, 2023	Sept 30, 2022
Commissions	$1,381.2	$1,186.9	$4,539.0	$4,034.6
Fees	846.1	671.3	2,342.3	1,913.1
Supplemental revenues	70.8	64.7	223.6	204.7
Contingent revenues	53.9	52.4	179.9	167.1
Investment income and net gains (losses) on divestitures	101.1	36.4	248.1	82.0
Revenues from clean coal activities	—	—	—	23.0
Other income - Corporate	0.5	0.3	0.5	0.4

Revenues before reimbursements	2,453.6	2,012.0	7,533.4	6,424.9
Reimbursements	38.4	32.0	106.6	97.4

Total revenues	2,492.0	2,044.0	7,640.0	6,522.3

Compensation	1,424.5	1,181.8	4,253.0	3,624.9
Operating	423.0	321.5	1,239.1	962.7
Reimbursements	38.4	32.0	106.6	97.4
Cost of revenues from clean coal activities	—	—	—	22.9
Interest	72.8	64.4	218.5	192.9
Depreciation	43.0	32.9	121.5	108.1
Amortization	128.7	112.6	385.3	337.5
Change in estimated acquisition earnout payables	(2.5)	(16.2)	48.7	(29.1)

Expenses	2,127.9	1,729.0	6,372.7	5,317.3

Earnings before income taxes	364.1	315.0	1,267.3	1,205.0
Provision for income taxes	80.9	58.7	261.7	224.5

Net earnings	283.2	256.3	1,005.6	980.5
Net earnings attributable to noncontrolling interests	2.5	0.5	3.9	1.8

Net earnings attributable to controlling interests	$280.7	$255.8	$1,001.7	$978.7

Diluted net earnings per share	$1.28	$1.19	$4.58	$4.57

Dividends declared per share	$0.55	$0.51	$1.65	$1.53

EBITDAC
Net earnings	$283.2	$256.3	$1,005.6	$980.5
Provision for income taxes	80.9	58.7	261.7	224.5
Interest	72.8	64.4	218.5	192.9
Depreciation	43.0	32.9	121.5	108.1
Amortization	128.7	112.6	385.3	337.5
Change in estimated acquisition earnout payables	(2.5)	(16.2)	48.7	(29.1)

EBITDAC	$606.1	$508.7	$2,041.3	$1,814.4

See “Information Regarding Non-GAAP Measures” beginning on page 9 of 15.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Sept 30, 2023	Dec 31, 2022 *
Cash and cash equivalents	$1,027.5	$738.4
Fiduciary assets	30,704.7	18,236.7
Accounts receivable, net	3,769.3	2,911.1
Other current assets	436.2	399.0

Total current assets	35,937.7	22,285.2
Fixed assets - net	649.4	576.2
Deferred income taxes (includes tax credit carryforwards of $669.4 in 2023 and $772.7 in 2022)	1,110.3	1,299.0
Other noncurrent assets	1,085.9	989.8
Right-of-use assets	366.6	346.7
Goodwill	10,469.4	9,489.4
Amortizable intangible assets - net	3,584.6	3,372.1

Total assets	$53,203.9	$38,358.4

Fiduciary liabilities	$30,704.7	$18,236.7
Accrued compensation and other current liabilities	2,431.2	2,003.3
Deferred revenue - current	634.0	546.7
Premium financing debt	279.0	241.9
Corporate related borrowings - current	425.0	310.0

Total current liabilities	34,473.9	21,338.6
Corporate related borrowings - noncurrent	6,023.6	5,562.8
Deferred revenue - noncurrent	61.6	62.6
Lease liabilities - noncurrent	321.7	300.4
Other noncurrent liabilities	1,813.1	1,903.8

Total liabilities	42,693.9	29,168.2

Stockholders’ equity:
Common stock - issued and outstanding	215.9	211.9
Capital in excess of par value	7,106.4	6,509.9
Retained earnings	4,205.7	3,562.2
Accumulated other comprehensive loss	(1,064.5)	(1,140.4)

Total controlling interests stockholders’ equity	10,463.5	9,143.6
Noncontrolling interests	46.5	46.6

Total stockholders’ equity	10,510.0	9,190.2

Total liabilities and stockholders’ equity	$53,203.9	$38,358.4

*

The December 31, 2022 balance sheet was revised for a change in presentation made in first quarter 2023 related to the reclassification of fiduciary assets and liabilities. See page 8 of 15 for additional information.

Arthur J. Gallagher & Co.

Other Information

(Unaudited - data is rounded where indicated)

	3rd Q Ended	3rd Q Ended	9 Mths Ended	9 Mths Ended
OTHER INFORMATION	Sept 30, 2023	Sept 30, 2022	Sept 30, 2023	Sept 30, 2022
Basic weighted average shares outstanding (000s)	215,716	210,673	214,469	209,971
Diluted weighted average shares outstanding (000s)	220,203	214,965	218,758	214,275
Number of common shares outstanding at end of period (000s)			215,911	210,840
Workforce at end of period (includes acquisitions):
Brokerage			37,503	32,061
Risk Management			9,255	8,297
Total Company			49,720	42,805

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited)

(Unaudited - in millions except share and per share data)

				Net Earnings	Net Earnings
	Earnings	Provision		(Loss)	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net Earnings	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	(Loss)	Interests	Interests	per Share
3rd Q Ended September 30, 2023
Brokerage, as reported	$454.0	$115.0	$339.0	$3.1	$335.9	$1.53
Net (gains) on divestitures	(0.4)	(0.1)	(0.3)	—	(0.3)	—
Acquisition integration	57.1	14.1	43.0	—	43.0	0.20
Workforce and lease termination	7.2	1.8	5.4	—	5.4	0.02
Acquisition related adjustments	(7.7)	(1.9)	(5.8)	—	(5.8)	(0.03)
Amortization of intangible assets	127.2	31.4	95.8	—	95.8	0.43

Brokerage, as adjusted	$637.4	$160.3	$477.1	$3.1	$474.0	$2.15

Risk Management, as reported	$56.4	$14.9	$41.5	$—	$41.5	$0.19
Net (gains) on divestitures	(0.1)	—	(0.1)	—	(0.1)	—
Workforce and lease termination	0.8	0.2	0.6	—	0.6	—
Acquisition related adjustments	0.1	—	0.1	—	0.1	—
Amortization of intangible assets	1.5	0.3	1.2	—	1.2	0.01

Risk Management, as adjusted	$58.7	$15.4	$43.3	$—	$43.3	$0.20

Corporate, as reported	$(146.3)	$(49.0)	$(97.3)	$(0.6)	$(96.7)	$(0.44)
Transaction-related costs	2.6	0.7	1.9	—	1.9	0.01
Legal and tax related	20.5	2.7	17.8	—	17.8	0.08

Corporate, as adjusted	$(123.2)	$(45.6)	$(77.6)	$(0.6)	$(77.0)	$(0.35)

See “Information Regarding Non-GAAP Measures” beginning on page 9 of 15.

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Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited) - Continued

(Unaudited - in millions except share and per share data)

				Net Earnings	Net Earnings
	Earnings	Provision		(Loss)	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net Earnings	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	(Loss)	Interests	Interests	per Share
3rd Q Ended September 30, 2022
Brokerage, as reported	$370.7	$88.2	$282.5	$1.2	$281.3	$1.31
Net losses on divestitures	1.3	0.3	1.0	—	1.0	—
Acquisition integration	39.5	9.2	30.3	—	30.3	0.14
Workforce and lease termination	5.8	1.3	4.5	—	4.5	0.02
Acquisition related adjustments	(11.4)	(2.6)	(8.8)	—	(8.8)	(0.04)
Amortization of intangible assets	111.1	25.8	85.3	—	85.3	0.40
Effective income tax rate impact	—	5.4	(5.4)	—	(5.4)	(0.03)
Levelized foreign currency translation	(2.9)	(0.7)	(2.2)	—	(2.2)	(0.01)

Brokerage, as adjusted	$514.1	$126.9	$387.2	$1.2	$386.0	$1.79

Risk Management, as reported	$36.6	$9.7	$26.9	$—	$26.9	$0.13
Acquisition integration	0.6	0.1	0.5	—	0.5	—
Workforce and lease termination	2.2	0.5	1.7	—	1.7	0.01
Acquisition related adjustments	0.1	—	0.1	—	0.1	—
Amortization of intangible assets	1.5	0.5	1.0	—	1.0	—
Levelized foreign currency translation	—	—	—	—	—	—

Risk Management, as adjusted	$41.0	$10.8	$30.2	$—	$30.2	$0.14

Corporate, as reported	$(92.3)	$(39.2)	$(53.1)	$(0.7)	$(52.4)	$(0.25)
Transaction-related costs	6.3	0.4	5.9	—	5.9	0.03
Income tax related	—	7.0	(7.0)	—	(7.0)	(0.03)

Corporate, as adjusted	$(86.0)	$(31.8)	$(54.2)	$(0.7)	$(53.5)	$(0.25)

				Net Earnings	Net Earnings
	Earnings	Provision		(Loss)	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net Earnings	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	(Loss)	Interests	Interests	per Share
9 Mths Ended September 30, 2023
Brokerage, as reported	$1,535.4	$390.8	$1,144.6	$5.9	$1,138.7	$5.21
Net (gains) on divestitures	(5.6)	(1.3)	(4.3)	—	(4.3)	(0.02)
Acquisition integration	176.4	42.5	133.9	—	133.9	0.61
Workforce and lease termination	54.3	13.4	40.9	—	40.9	0.19
Acquisition related adjustments	26.6	6.1	20.5	—	20.5	0.09
Amortization of intangible assets	380.8	95.7	285.1	—	285.1	1.30

Brokerage, as adjusted	$2,167.9	$547.2	$1,620.7	$5.9	$1,614.8	$7.38

Risk Management, as reported	$151.8	$40.1	$111.7	$—	$111.7	$0.51
Net (gains) on divestitures	(0.3)	—	(0.3)	—	(0.3)	—
Acquisition integration	0.8	0.3	0.5	—	0.5	—
Workforce and lease termination	2.4	0.6	1.8	—	1.8	0.01
Acquisition related adjustments	0.3	—	0.3	—	0.3	—
Amortization of intangible assets	4.5	1.2	3.3	—	3.3	0.02

Risk Management, as adjusted	$159.5	$42.2	$117.3	$—	$117.3	$0.54

Corporate, as reported	$(419.9)	$(169.2)	$(250.7)	$(2.0)	$(248.7)	$(1.14)
Transaction-related costs	10.2	2.6	7.6	—	7.6	0.03
Legal and tax related	26.0	3.2	22.8	—	22.8	0.11

Corporate, as adjusted	$(383.7)	$(163.4)	$(220.3)	$(2.0)	$(218.3)	$(1.00)

				Net Earnings	Net Earnings
	Earnings	Provision		(Loss)	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net Earnings	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	(Loss)	Interests	Interests	per Share
9 Mths Ended September 30, 2022
Brokerage, as reported	$1,400.0	$341.5	$1,058.5	$3.3	$1,055.2	$4.92
Net (gains) on divestitures	(2.9)	(0.5)	(2.4)	—	(2.4)	(0.01)
Acquisition integration	122.3	24.4	97.9	—	97.9	0.46
Workforce and lease termination	23.6	4.5	19.1	—	19.1	0.09
Acquisition related adjustments	(32.4)	(5.2)	(27.2)	—	(27.2)	(0.13)
Amortization of intangible assets	332.8	78.7	254.1	—	254.1	1.19
Effective income tax rate impact	—	20.5	(20.5)	—	(20.5)	(0.10)
Levelized foreign currency translation	(20.2)	(5.7)	(14.5)	—	(14.5)	(0.07)

Brokerage, as adjusted	$1,823.2	$458.2	$1,365.0	$3.3	$1,361.7	$6.35

Risk Management, as reported	$107.7	$28.3	$79.4	$—	$79.4	$0.37
Acquisition integration	1.8	0.4	1.4	—	1.4	0.01
Workforce and lease termination	3.7	0.9	2.8	—	2.8	0.01
Acquisition related adjustments	(1.5)	(0.4)	(1.1)	—	(1.1)	(0.01)
Amortization of intangible assets	4.7	1.3	3.4	—	3.4	0.02
Levelized foreign currency translation	(0.9)	0.1	(1.0)	—	(1.0)	—

Risk Management, as adjusted	$115.5	$30.6	$84.9	$—	$84.9	$0.40

Corporate, as reported	$(302.7)	$(145.3)	$(157.4)	$(1.5)	$(155.9)	$(0.72)
Transaction-related costs	27.7	2.1	25.6	—	25.6	0.11
Income tax related	—	19.0	(19.0)	—	(19.0)	(0.09)

Corporate, as adjusted	$(275.0)	$(124.2)	$(150.8)	$(1.5)	$(149.3)	$(0.70)

See “Information Regarding Non-GAAP Measures” on page 9 of 15.

Contact:

Ray Iardella

Vice President - Investor Relations

630-285-3661 or ray_iardella@ajg.com

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